Exhibit 99.1
FOR IMMEDIATE RELEASE
CASELLA WASTE SYSTEMS, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2019 RESULTS; AND PROVIDES FISCAL YEAR 2020 GUIDANCE
RUTLAND, VERMONT (February 20, 2020) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported its financial results for the three and twelve month periods ended December 31, 2019. The Company also provided guidance for the fiscal year ending December 31, 2020.
Highlights for the Three and Twelve Months Ended December 31, 2019:
•Revenues were $193.6 million for the quarter, up $18.9 million, or up 10.8%, from the same period in 2018. Revenues were $743.3 million for the fiscal year, up $82.6 million, or 12.5%, from fiscal year 2018.
•Overall solid waste pricing for the quarter was up 5.0%, driven by robust collection pricing, up 4.8%, and strong landfill pricing, up 7.6%, from the same period in 2018.
•Net income was $9.1 million for the quarter, up $22.7 million from the same period in 2018. Net income was $31.7 million for the fiscal year, up $25.2 million from fiscal year 2018.
•Adjusted Net Income* was $10.2 million for the quarter, up $6.1 million, or up 146.2%, from the same period in 2018. Adjusted Net Income was $40.6 million for the fiscal year, up $13.5 million, or up 49.6%, from fiscal year 2018.
•Adjusted EBITDA* was $41.1 million for the quarter, up $7.3 million, or up 21.5%, from the same period in 2018. Adjusted EBITDA was $156.5 million for the fiscal year, up $18.5 million, or 13.4%, from fiscal year 2018.
•Net cash provided by operating activities was $116.8 million for the fiscal year, down $(4.0) million, or (3.3)%, from fiscal year 2018.
•Normalized Free Cash Flow* was $55.5 million for the fiscal year, up $8.4 million, or 17.9%, from fiscal year 2018.
“We had another great quarter and year, as we continued to execute well against our key strategies as part of our 2021 plan,” said John W. Casella, Chairman and CEO of Casella Waste Systems, Inc. “We remain focused on driving cash flow growth by increasing landfill returns, improving collection profitability, creating incremental value through resource solutions, using technology to drive profitable growth and efficiencies, and prudently allocating capital for strategic growth.”
“During 2019 we continued to make substantial progress executing against our strategic growth initiative, as we acquired nine businesses with approximately $53 million of annualized revenues,” Casella said. “And, in early 2020 we have started the year well, completing another two acquisitions with approximately $6 million of annualized revenues. We expect revenue growth of roughly 4.7% (or $35 million) in 2020 from the roll-over impact of acquisitions completed in 2019 and those already completed in early 2020. Our acquisition pipeline remains robust, and we believe that there is continued opportunity to drive additional cash flow growth across our footprint through the sustained execution against our disciplined acquisition strategy.”
“Our solid waste pricing programs were ahead of budget again in the fourth quarter as we advanced 4.8% pricing in the collection line-of-business and 7.6% pricing at the landfills, with overall solid waste price increasing by 5.0%,” Casella said. “Solid waste volumes were down (0.9)% in the quarter, with collection volumes down as we continued to focus on shedding unprofitable work and advancing pricing in excess of heightened inflation. Disposal volumes were down slightly on lower transportation and disposal work, however landfill volumes were up 1.1% as we continued to ramp tons into our sites."
“As a company, we have spent the last 45 years working to develop an integrated resource management strategy that balances our customers' current solid waste collection, recycling, organics, and disposal needs with a vision for the future through increased sustainability and resource management,” Casella said. “We have worked extremely hard to develop and successfully implement leading resource initiatives, long before sustainability was in vogue. One such success is our innovative recycling business model. Our revenue share model and other risk management programs coupled with our investments in new processing technologies and our efforts to produce higher quality materials and manage processing costs with increased automation have allowed us to improve our recycling business's financial performance, mitigate commodity risk and maintain viable end-markets in a challenging pricing environment. These efforts have allowed our recycling program to remain both environmentally and economically sustainable through this historically low commodity pricing cycle.”

“While we are actively working with many of our customers to reduce their waste footprint and drive higher resource recovery and diversion, landfills still serve as necessary elements of an integrated resource management strategy,” Casella said. “There are still many materials that need to be landfilled – these are streams that cannot be recycled, beneficially reused or certain materials that have time-sensitive needs, such as debris from natural disasters. We strive to operate safe and environmentally sound disposal facilities while we work diligently to expand permits to maintain necessary disposal capacity to meet these on-going needs.”
“Our team did a great job in 2019 meeting these goals as we received two important landfill permit expansions," Casella said. "In December 2019, we received a 2.7 million cubic yard expansion at our Hakes landfill located in New York, which will serve as an important multi-year bridge to the next phase of this landfill. And, in September 2019, we received a 13.7 million cubic yard expansion at our Waste USA landfill located in Vermont, which will create approximately 20 years of additional airspace at the current run-rate."
“Despite these great successes, we faced an unexpected set-back at our North Country landfill located in New Hampshire in February 2020, when we learned from the New Hampshire Department of Environmental Services that it had decided to interpret the State’s public benefit statute in a manner that we believe was different than how it had consistently interpreted it in the past,” Casella said. “As such, we decided to withdraw our airspace expansion permit application at this site and we plan to quickly resubmit our application to address the Department’s interpretation of the long-standing statute. As this step adds time to the process, we will need to ramp down volumes at the site in 2020 to maintain adequate near-term capacity.”
For the quarter, revenues were $193.6 million, up $18.9 million, or 10.8%, from the same period in 2018, with revenue growth mainly driven by: robust collection and disposal pricing; the roll-over impact from acquisitions; higher customer solutions volumes; and higher fuel surcharge, recycling processing and other fees; partially offset by lower solid waste, organics and recycling volumes; the closure of the Southbridge Landfill; and lower recycling commodity prices.
The fourth quarter included: $0.5 million of expense from acquisition activities and other items; and $0.6 million of legal and other expenses associated with the Southbridge Landfill closure. The same quarter last year included: a $15.8 million charge related to the Southbridge Landfill closure; and $0.9 million of expense from acquisition activities and other items.
Net income was $9.1 million for the quarter, or $0.19 per diluted common share for the quarter, as compared to net loss of $(13.7) million, or $(0.32) per diluted common share for the same period in 2018. Adjusted Net Income was $10.2 million for the quarter, or Adjusted Diluted Earnings Per Common Share* of $0.21 for the quarter, as compared to Adjusted Net Income of $4.1 million, or Adjusted Diluted Earnings Per Common Share of $0.09 for the same period in 2018.
Operating income was $14.6 million for the quarter, up $19.7 million from the same period in 2018. Adjusted Operating Income* was $15.7 million for the quarter, up $4.1 million from the same period in 2018. Adjusted EBITDA was $41.1 million for the quarter, up $7.3 million from the same period in 2018, with strength across almost all lines-of-business.
For the fiscal year ended December 31, 2019, revenues were $743.3 million, up $82.6 million, or 12.5%, from fiscal year 2018. Net income was $31.7 million, or $0.66 per diluted common share for the fiscal year, as compared to net income of $6.4 million, or $0.15 per diluted common share for fiscal year 2018. Adjusted Net Income was $40.6 million, or $0.85 per Adjusted Diluted Earnings Per Common Share for the fiscal year, as compared to $27.2 million, or $0.61 per Adjusted Diluted Earnings Per Common Share for fiscal year 2018.
Operating income was $53.1 million for the fiscal year, up $13.3 million from fiscal year 2018. Adjusted Operating Income was $62.1 million for the fiscal year, up $10.0 million from fiscal year 2018. Adjusted EBITDA was $156.5 million in the fiscal year, up $18.5 million from fiscal year 2018.
Net cash provided by operating activities was $116.8 million for the fiscal year, as compared to $120.8 million for fiscal year 2018, with the reduction year-over-year mainly due to: a reduction in accrued liabilities due to cash outflows associated with the remediation project at a former scrap yard owned by one of our subsidiaries in Potsdam, New York and the Southbridge Landfill closure; and the adoption of Accounting Standards Codification ("ASC") Topic 842, Leases on January 1, 2019, which shifted payments on landfill operating lease contracts from an investing activity to an operating activity on the statement of cash flows, with this change only impacting the financial statement classification of this cash outflow.

Normalized Free Cash Flow was $55.5 million for the fiscal year, as compared to $47.1 million for fiscal year 2018. Normalized Free Cash Flow for the fiscal year included the following adjustments: $15.4 million of landfill closure, site improvement and remediation expenditures associated with the Potsdam remediation project and the Southbridge Landfill closure; $2.6 million of cash outlays related to acquisition activities and other items; $4.9 million of capital expenditures associated with the Waste USA landfill expansion; and $17.8 million of non-recurring capital expenditures primarily related to acquisitions.
Outlook
“Our 2020 budget is on track with the 2021 strategic plan that we first introduced in August 2017 and reflects continued execution of our key strategies with the goal of driving additional shareholder value," Casella said. “We expect strong growth again in 2020 despite our plan to slow volumes into our North Country landfill as we work to permit the next expansion airspace. We remain focused on pricing execution, driving core operating efficiency programs, ramping up tons at our landfills in New York, and our integration of acquisitions completed in 2019 and in early 2020.”
The Company provided guidance for the fiscal year ending December 31, 2020 by estimating results in the following ranges:
•Revenues between $800 million and $815 million (as compared to $743.3 million in fiscal year 2019);
•Net income between $35 million and $39 million (as compared to $31.7 million in fiscal year 2019);
•Adjusted EBITDA between $170 million and $174 million (as compared to $156.5 million in fiscal year 2019);
•Net cash provided by operating activities between $131 million and $135 million (as compared to $116.8 million in fiscal year 2019); and
•Normalized Free Cash Flow between $60 million and $64 million (as compared to $55.5 million in fiscal year 2019).
Adjusted EBITDA and Normalized Free Cash Flow related to the fiscal year ending December 31, 2020 are described in the Reconciliation of 2020 Outlook Non-GAAP Measures section of this press release. Net income and Net cash provided by operating activities are provided as the most directly comparable GAAP measures to Adjusted EBITDA and Normalized Free Cash Flow, respectively, however these forward-looking estimates for fiscal year 2020 do not contemplate any unanticipated or non-recurring impacts.
The Company provided the following assumptions that are built into its outlook:
•Overall the Company expects revenue growth of between 7.6% and 9.6% in fiscal year 2020, including 4.7% revenue growth from the roll-over impact of acquisitions completed during fiscal year 2019 and those already completed in early 2020.
•Does not include the impact of any acquisitions that have not yet been completed.
•In the Solid Waste business, revenue growth of between 9.0% and 11.0%, with price growth from 3.5% to 4.5%, volume growth from (0.5)% to 0.5% (which includes a headwind from the reduction of volumes at the North Country landfill), and 6.0% growth from acquisitions completed during fiscal year 2019 and those already completed in early 2020.
•In the Resource Solutions business, revenue growth of between 3.3% and 5.3%, mainly driven by slightly higher recycling commodity prices, higher processing fees, and neutral to slightly higher volumes, with growth in the industrial segment for the Customer Solutions group and higher volumes in the Organics group.
•The planned reduction of volumes at the North Country landfill is expected to negatively impact revenues by $(5.0) million and operating income by $(4.5) million from fiscal year 2019.
•Capital expenditures of approximately $113 million, which includes approximately $16 million of non-recurring capital associated with acquisition integration, and $12 million of Waste USA landfill phase VI construction capital expenditures.
•Net cash provided by operating activities will be negatively impacted in 2020 as we plan to spend $14 million on landfill closure, site improvement and remediation expenditures associated with the Southbridge landfill closure. We expect the Southbridge Landfill closure project to be substantially completed in 2020.
•No material changes in the regional economy from the last 12 months.

Conference call to discuss quarter and fiscal year results
The Company will host a conference call to discuss these results on Friday, February 21, 2020 at 9:00 a.m. Eastern Time. Individuals interested in participating in the call should dial (877) 838-4153 or for international participants (720) 545-0037 at least 10 minutes before start time. The Conference ID is 561 5117 for the call and the replay.
The call will also be webcast; to listen, participants should visit the company’s website at http://ir.casella.com and follow the appropriate link to the webcast. A replay of the call will be available on the Company's website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 561 5117).
About Casella Waste Systems, Inc.
Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides resource management expertise and services to residential, commercial, municipal and industrial customers, primarily in the areas of solid waste collection and disposal, transfer, recycling and organics services in the northeastern United States. For further information, investors contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media contact Joseph Fusco, Vice President at (802) 772-2247; or visit the Company’s website at http://www.casella.com.
*Non-GAAP Financial Measures
In addition to disclosing financial results prepared in accordance with GAAP, the Company also discloses earnings before interest, taxes, and depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, the Southbridge Landfill closure (settlement) charge, net, gains on asset sales, development project charges, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expense from acquisition activities and other items, gains on the settlement of acquisition related contingent consideration, proxy contest costs, withdrawal costs - multiemployer pension plan, as well as impacts from divestiture transactions (“Adjusted EBITDA”), which is a non-GAAP financial measure.
The Company also discloses earnings before interest and taxes, adjusted for the Southbridge Landfill closure (settlement) charge, net, gains on asset sales, development project charges, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expense from acquisition activities and other items, gains on the settlement of acquisition related contingent consideration, proxy contest costs, withdrawal costs - multiemployer pension plan, as well as impacts from divestiture transactions (“Adjusted Operating Income”), which is a non-GAAP financial measure.
The Company also discloses net income (loss), adjusted for the U.S. tax reform impact, the Southbridge Landfill closure (settlement) charge, net, gains on asset sales, development project charges, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expense from acquisition activities and other items, gains on the settlement of acquisition related contingent consideration, proxy contest costs, withdrawal costs - multiemployer pension plan, impacts from divestiture transactions, losses on debt modifications and extinguishments, as well as impairment of investments ("Adjusted Net Income (Loss)"), which is a non-GAAP financial measure.
The Company also discloses Adjusted Diluted Earnings (Loss) Per Common Share, which is Adjusted Net Income (Loss) divided by Adjusted Diluted Weighted Average Shares Outstanding, which includes the dilutive effect of options and restricted / performance stock units. Adjusted Diluted Earnings (Loss) Per Common Share is a non-GAAP financial measure.
The Company also discloses net cash provided by operating activities, less capital expenditures, less payments on landfill operating lease contracts, plus proceeds from divestiture transactions, plus proceeds from the sale of property and equipment, plus proceeds from property insurance settlement, plus (less) contributions from (distributions to) noncontrolling interest holders, plus (less) certain cash outflows (inflows) associated with landfill closure, site improvement and remediation, plus certain cash outflows associated with new contract and project capital expenditures, plus certain cash outflows associated with contract settlement costs, plus certain cash outflows associated with expense from acquisition activities and other items, plus certain cash outflows associated with capital expenditures related to acquisitions or assumption of new customers from a distressed or defunct market participant, plus (less) cash outflows (inflows) associated with certain business dissolutions, plus cash interest outflows associated with the timing of refinancing transactions, plus cash outflows associated with Waste USA landfill phase VI construction (“Normalized Free Cash Flow”), which is a non-GAAP financial measure.

The Company also discloses net cash provided by operating activities, plus changes in assets and liabilities, net of effects of acquisitions and divestitures, gains on sale of property and equipment, expense from acquisition activities and other items, withdrawal costs - multiemployer pension plan, environmental remediation charges, losses on debt modifications and extinguishments, stock based compensation expense, development project charges, the non-cash Southbridge Landfill closure charge (settlement), net, impairment of investment, operating lease right-of-use assets expense, interest expense - less amortization, provisions for income taxes, net of deferred taxes, and adjustments as allowed by the Company's credit facility agreement ("Consolidated EBITDA") and total long-term debt and finance leases, less unencumbered cash and cash equivalents in excess of $2.0 million ("Consolidated Funded Debt, Net" and, divided by Consolidated EBITDA, the "Consolidated Net Leverage Ratio"), which are non-GAAP financial measures.
Adjusted EBITDA, Adjusted Operating Income and Adjusted Net Income (Loss) are reconciled to net income (loss); Adjusted Diluted Earnings (Loss) Per Common Share is reconciled to diluted earnings per common share; Normalized Free Cash Flow and Consolidated EBITDA are reconciled to net cash provided by operating activities; and Consolidated Funded Debt, Net is reconciled to total long-term debt and finance leases.
The Company presents Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) Per Common Share, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company’s results. Management uses these non-GAAP financial measures to further understand its “core operating performance.” The Company believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The Company believes that providing Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) Per Common Share, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The Company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance.
Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) Per Common Share, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) Per Common Share, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio presented by other companies.
Safe Harbor Statement
Certain matters discussed in this press release, including, but not limited to, the statements regarding our intentions, beliefs or current expectations concerning, among other things, our financial performance; financial condition; operations and services; prospects; growth; strategies; and guidance for fiscal 2020, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” "will," “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of the Company's operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements.

Such risks and uncertainties include or relate to, among other things: policies adopted by China and other countries will further restrict imports of recyclable materials into those countries and have a further material impact on the Company’s financial results; the capping and closure of the Southbridge Landfill and the pending litigation relating to the Southbridge Landfill, the lawsuit relating to odors at the Ontario County Landfill, and the lawsuit relating to the North Country landfill could result in material unexpected costs; the withdrawal and expected refiling of the Company's permit application for expansion airspace at the North Country landfill could result in construction delays and could result in material unexpected losses if rejected; adverse weather conditions may negatively impact the Company's revenues and its operating margin; the Company may be unable to increase volumes at its landfills or improve its route profitability; the economics of recycling programs may cause municipalities to reconsider the viability of continuing these programs; the Company's need to service its indebtedness may limit its ability to invest in its business; the Company may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside the Company's control; the Company may be required to incur capital expenditures in excess of its estimates; the Company's insurance coverage and self-insurance reserves may be inadequate to cover all of its significant risk exposures; fluctuations in energy pricing or the commodity pricing of its recyclables may make it more difficult for the Company to predict its results of operations or meet its estimates; the Company may be unable to achieve its acquisition or development targets on favorable pricing or at all; and the Company may incur environmental charges or asset impairments in the future.
There are a number of other important risks and uncertainties that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in the Company's Form 10-K for the fiscal year ended December 31, 2018, and in other filings that the Company may make with the Securities and Exchange Commission in the future.
The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
Investors:
Ned Coletta
Chief Financial Officer
(802) 772-2239
Media:
Joseph Fusco
Vice President
(802) 772-2247
http://www.casella.com

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

	Unaudited
Revenues	$193,619	$174,724	$743,290	$660,660
Operating expenses:
Cost of operations	130,949	121,760	508,656	453,291
General and administration	25,358	22,431	92,782	84,791
Depreciation and amortization	21,646	18,936	79,790	70,508
Southbridge landfill closure charge, net	612	15,793	2,709	8,054
Expense from acquisition activities and other items	450	942	2,687	1,872
Withdrawal costs - multiemployer pension plan	—	—	3,591	—
Contract settlement charge	—	—	—	2,100
Development project charge	—	—	—	311
	179,015	179,862	690,215	620,927
Operating income (loss)	14,604	(5,138)	53,075	39,733
Other expense (income):
Interest expense, net	6,174	6,835	24,735	26,021
Loss on debt extinguishment	—	—	—	7,352
Impairment of investments	—	1,069	—	1,069
Other income	(480)	(149)	(1,439)	(745)
Other expense, net	5,694	7,755	23,296	33,697
Income (loss) before income taxes	8,910	(12,893)	29,779	6,036
(Benefit) provision for income taxes	(156)	783	(1,874)	(384)
Net income (loss)	$9,066	$(13,676)	$31,653	$6,420
Basic weighted average common shares outstanding	47,811	42,936	47,226	42,688
Basic earnings (loss) per common share	$0.19	$(0.32)	$0.67	$0.15
Diluted weighted average common shares outstanding	48,583	42,936	47,966	44,168
Diluted earnings (loss) per common share	$0.19	$(0.32)	$0.66	$0.15

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,471	$4,007
Accounts receivable, net of allowance for doubtful accounts	80,205	74,937
Other current assets	19,137	18,149
Total current assets	102,813	97,093
Property, plant and equipment, net of accumulated depreciation and amortization	443,825	404,577
Operating lease right-of-use assets	108,025	—
Goodwill	185,819	162,734
Intangible assets, net of accumulated amortization	58,721	34,767
Restricted assets	1,586	1,248
Cost method investments	11,264	11,264
Deferred income taxes	8,577	9,594
Other non-current assets	11,552	11,133
Total assets	$932,182	$732,410
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Current maturities of debt	$4,301	$2,298
Current operating lease liabilities	9,356	—
Accounts payable	64,396	57,289
Other accrued liabilities	52,536	51,910
Total current liabilities	130,589	111,497
Debt, less current portion	509,021	542,001
Operating lease liabilities, less current portion	70,709	—
Other long-term liabilities	99,110	94,744
Total stockholders' equity (deficit)	122,753	(15,832)
Total liabilities and stockholders' equity (deficit)	$932,182	$732,410

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve Months Ended December 31,
	2019	2018
Cash Flows from Operating Activities:
Net income	$31,653	$6,420
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79,790	70,508
Depletion of landfill operating lease obligations	7,711	9,724
Interest accretion on landfill and environmental remediation liabilities	6,976	5,708
Amortization of debt issuance costs and discount on long-term debt	2,293	2,449
Stock-based compensation	7,223	8,445
Operating lease right-of-use assets expense	9,559	—
Gain on sale of property and equipment	(892)	(492)
Southbridge Landfill non-cash closure charge	74	16,179
Southbridge Landfill insurance recovery for investing activities	—	(3,506)
Development project charge	—	311
Non-cash expense from acquisition activities and other items	65	757
Loss on debt extinguishment	—	7,352
Impairment of investments	—	1,069
Withdrawal costs - multiemployer pension plan	2,230	—
Deferred income taxes	(1,244)	1,250
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(28,609)	(5,340)
Net cash provided by operating activities	116,829	120,834
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(75,379)	(88,918)
Additions to property, plant and equipment	(103,165)	(73,232)
Payments on landfill operating lease contracts	—	(7,415)
Proceeds from sale of property and equipment	750	870
Proceeds from Southbridge Landfill insurance recovery for investing activities	—	3,506
Proceeds from property insurance settlement	332	992
Net cash used in investing activities	(177,462)	(164,197)
Cash Flows from Financing Activities:
Proceeds from debt borrowings	197,800	634,700
Principal payments on debt	(243,374)	(584,223)
Payments of debt issuance costs	(749)	(5,573)
Proceeds from the exercise of share based awards	3,355	471
Proceeds from the public offering of Class A Common Stock	100,446	—
Proceeds from unregistered sale of Class A Common Stock	2,619	—
Net cash provided by financing activities	60,097	45,375
Net (decrease) increase in cash and cash equivalents	(536)	2,012
Cash and cash equivalents, beginning of period	4,007	1,995
Cash and cash equivalents, end of period	$3,471	$4,007
Supplemental Disclosure of Cash Flow Information:
Cash interest	$23,183	$23,523
Cash income tax (refunds) payments, net	$(1,631)	$105
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Non-current assets obtained through long-term obligations	$13,053	$7,092

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)
Note 1: Southbridge Landfill Closure Charge, Net
In June 2017, we initiated the plan to cease operations of our Southbridge Landfill and later closed it in November 2018 when Southbridge Landfill reached its final capacity. Accordingly, in the three and twelve months ended December 31, 2019 and 2018, we recorded charges (settlement) associated with the closure of our Southbridge Landfill as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

	Unaudited
Contract settlement charge (i)	$—	$8,724	$—	$8,724
Landfill closure project charge (ii)	—	6,012	—	6,012
Charlton settlement charge (iii)	—	—	—	1,216
Legal and transaction costs (iv)	612	1,057	2,709	2,102
Recovery on insurance settlement (v)	—	—	—	(10,000)
Southbridge Landfill closure charge, net	$612	$15,793	$2,709	$8,054

(i)We recorded a contract settlement charge associated with the closure of Southbridge Landfill and the remaining future obligations due to the Town of Southbridge under the landfill operating agreement with the Town of Southbridge.
(ii)We recorded a landfill closure project charge associated with increased costs under the revised closure plan at Southbridge Landfill.
(iii)We established a reserve associated with settlement of the Town of Charlton's claim against us.
(iv)We incurred legal costs as well as other costs associated with various matters as part of the Southbridge Landfill closure.
(v)We recorded a recovery on an environmental insurance settlement associated with the Southbridge Landfill closure.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF CERTAIN NON-GAAP MEASURES
(Unaudited)
(In thousands)
Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Income from Net income (loss):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net income (loss)	$9,066	$(13,676)	$31,653	$6,420
Net income (loss) as a percentage of revenues	4.7%	(7.8)%	4.3%	1.0%
(Benefit) provision for income taxes	(156)	783	(1,874)	(384)
Other income	(480)	(149)	(1,439)	(745)
Impairment of investments	—	1,069	—	1,069
Loss on debt extinguishment	—	—	—	7,352
Interest expense, net	6,174	6,835	24,735	26,021
Development project charge	—	—	—	311
Contract settlement charge	—	—	—	2,100
Withdrawal costs - multiemployer pension plan	—	—	3,591	—
Expense from acquisition activities and other items	450	942	2,687	1,872
Southbridge Landfill closure charge, net	612	15,793	2,709	8,054
Depreciation and amortization	21,646	18,936	79,790	70,508
Depletion of landfill operating lease obligations	2,131	1,897	7,711	9,724
Interest accretion on landfill and environmental remediation liabilities	1,666	1,417	6,976	5,708
Adjusted EBITDA	$41,109	$33,847	$156,539	$138,010
Adjusted EBITDA as a percentage of revenues	21.2%	19.4%	21.1%	20.9%
Depreciation and amortization	(21,646)	(18,936)	(79,790)	(70,508)
Depletion of landfill operating lease obligations	(2,131)	(1,897)	(7,711)	(9,724)
Interest accretion on landfill and environmental remediation liabilities	(1,666)	(1,417)	(6,976)	(5,708)
Adjusted Operating Income	$15,666	$11,597	$62,062	$52,070
Adjusted Operating Income as a percentage of revenues	8.1%	6.6%	8.3%	7.9%

Following is a reconciliation of Adjusted Net Income from Net income (loss):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net income (loss)	$9,066	$(13,676)	$31,653	$6,420
Impairment of investment	—	1,069	—	1,069
Loss on debt extinguishment	—	—	—	7,352
Development project charge	—	—	—	311
Contract settlement charge	—	—	—	2,100
Withdrawal costs - multiemployer pension plan	—	—	3,591	—
Expense from acquisition activities and other items	450	942	2,687	1,872
Southbridge Landfill closure charge, net	612	15,793	2,709	8,054
Tax effect (i)	67	13	—	(16)
Adjusted Net Income	$10,195	$4,141	$40,640	$27,162
Diluted weighted average common shares outstanding	48,583	42,936	47,966	44,168
Dilutive effect of options and other stock awards	—	1,547	—	—
Adjusted Diluted Weighted Average Common Shares Outstanding	48,583	44,483	47,966	44,168
Adjusted Diluted Earnings Per Common Share	$0.21	$0.09	$0.85	$0.61
(i)The aggregate tax effect of the adjustments, including any impact of deferred tax adjustments.
Following is a reconciliation of Adjusted Diluted Earnings Per Common Share from Diluted earnings (loss) per common share:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Diluted earnings (loss) per common share	$0.19	$(0.32)	$0.66	$0.15
Impairment on investment	—	0.02	—	0.02
Loss on debt extinguishment	—	—	—	0.16
Development project charge	—	—	—	0.01
Contract settlement charge	—	—	—	0.05
Southbridge Landfill closure charge, net	0.01	0.37	0.06	0.18
Expense from acquisition activities and other items	0.01	0.02	0.06	0.04
Withdrawal costs - multiemployer pension plan	—	—	0.07	—
Tax effect	—	—	—	—
Adjusted Diluted Earnings Per Common Share	$0.21	$0.09	$0.85	$0.61

Following is a reconciliation of Normalized Free Cash Flow from Net cash provided by operating activities:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net cash provided by operating activities (i)	$45,334	$30,917	$116,829	$120,834
Capital expenditures	(27,167)	(21,391)	(103,165)	(73,232)
Payments on landfill operating lease contracts (i)	—	(2,409)	—	(7,415)
Proceeds from sale of property and equipment	208	261	750	870
Proceeds from property insurance settlement	—	—	332	992
Contract settlement costs (ii)	—	—	—	2,100
Landfill closure, site improvement and remediation (iii)	4,362	912	15,445	(2,827)
Expense from acquisition activities and other items (iv)	456	640	2,622	1,329
Non-recurring capital expenditures (v)	5,870	824	17,782	4,402
Waste USA landfill phase VI capital expenditures (vi)	2,303	—	4,873	—
Normalized Free Cash Flow	$31,366	$9,754	$55,468	$47,053
(i)Effective January 1, 2019, as a part of implementing ASC Topic 842, Leases, cash payments on landfill operating lease contracts, which historically were capitalized as property, plant and equipment and presented in the Condensed Consolidated Statements of Cash Flows as cash outflows from investing activities, are classified as cash flows from operating activities that reduce net cash provided by operating activities.
(ii)Includes a contract settlement cash outlay associated with exiting a contract.
(iii)Includes cash outlays associated with the Southbridge Landfill closure and the Potsdam, New York environmental site remediation.
(iv)Includes cash outlays associated with acquisition activities and other items.
(v)Includes capital expenditures related to acquisitions and other non-recurring items.
(vi)Includes capital expenditures related to Waste USA landfill phase VI construction and development.

Following is the Consolidated Net Leverage Ratio* and the reconciliations of Consolidated Funded Debt, Net* from long-term debt and finance leases and Consolidated EBITDA* from Net cash provided by operating activities:

	Twelve Months Ended December 31, 2019	Covenant Requirement at December 31, 2019
Consolidated Net Leverage Ratio (i)	3.07	4.50
(i)Our credit agreement requires us to maintain a maximum consolidated net leverage ratio, to be measured at the end of each fiscal quarter ("Consolidated Net Leverage Ratio"). The Consolidated Net Leverage Ratio is calculated as consolidated long-term debt and finance leases, net of unencumbered cash and cash equivalents in excess of $2,000 ("Consolidated Funded Debt, Net", calculated at $521,257 as of December 31, 2019, or $522,728 of consolidated long-term debt and finance leases, less $1,471 of cash and cash equivalents in excess of $2,000 as of December 31, 2019), divided by consolidated EBITDA as defined by our credit agreement ("Consolidated EBITDA"). Consolidated EBITDA is based on operating results for the twelve months preceding the measurement date of December 31, 2019. A reconciliation of Consolidated EBITDA from Net cash provided by operating activities is as follows:

Twelve Months Ended December 31, 2019
Net cash provided by operating activities	$116,829
Changes in assets and liabilities, net of effects of acquisitions and divestitures	28,609
Gain on sale of property and equipment	892
Expense from acquisition activities and other items	(65)
Withdrawal costs - multiemployer pension plan	(2,230)
Southbridge Landfill non-cash closure charge	(74)
Operating lease right-of-use assets expense	(9,559)
Stock based compensation	(7,223)
Interest expense, less amortization of debt issuance costs	22,809
Benefit for income taxes, net of deferred income taxes	(630)
Adjustments as allowed by the credit agreement	20,541
Consolidated EBITDA	$169,899

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF 2020 OUTLOOK NON-GAAP MEASURES
(Unaudited)
(In thousands)

Following is a reconciliation of the Company's estimated Adjusted EBITDA from estimated Net income for the fiscal year ending December 31, 2020:

(Estimated) Fiscal Year Ending December 31, 2020
Net income	$35,000 - $39,000
Provision for income taxes	1,000
Interest expense, net	24,000
Southbridge Landfill closure charge	3,000
Depreciation and amortization	93,000
Depletion of landfill operating lease obligations	8,000
Interest accretion on landfill and environmental remediation liabilities	6,000
Adjusted EBITDA	$170,000 - $174,000
Following is a reconciliation of the Company's estimated Normalized Free Cash Flow from estimated Net cash provided by operating activities for the fiscal year ending December 31, 2020:

(Estimated) Fiscal Year Ending December 31, 2020
Net cash provided by operating activities	$131,000 - $135,000
Capital expenditures	(113,000)
Landfill closure, site improvement and remediation expenditures (i)	14,000
Waste USA landfill phase VI capital expenditures (ii)	12,000
Non-recurring capital expenditures (iii)	16,000
Normalized Free Cash Flow	$60,000 - $64,000
(i)Includes cash outlays associated with the Southbridge Landfill closure.
(ii)Includes capital expenditures related to Waste USA landfill phase VI construction and development.
(iii)Includes capital expenditures related to acquisitions and other non-recurring items.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA TABLES
(Unaudited)
(In thousands)
Amounts of total revenues attributable to services provided for the three and twelve months ended December 31, 2019 and 2018 are as follows:

	Three Months Ended December 31,
	2019	% of Total Revenues	2018	% of Total Revenues
Collection	$97,930	50.6%	$82,768	47.4%
Disposal	47,149	24.4%	44,893	25.7%
Power generation	921	0.5%	1,115	0.6%
Processing	1,750	0.8%	1,327	0.8%
Solid waste operations	147,750	76.3%	130,103	74.5%
Organics	13,658	7.0%	13,915	7.9%
Customer solutions	21,397	11.1%	19,149	11.0%
Recycling	10,814	5.6%	11,557	6.6%
Total revenues	$193,619	100.0%	$174,724	100.0%

	Twelve Months Ended December 31,
	2019	% of Total Revenues	2018	% of Total Revenues
Collection	$372,041	50.1%	$303,418	45.9%
Disposal	181,895	24.5%	181,110	27.4%
Power generation	3,576	0.5%	5,129	0.8%
Processing	7,175	0.9%	7,174	1.1%
Solid waste operations	564,687	76.0%	496,831	75.2%
Organics	56,326	7.5%	54,174	8.2%
Customer solutions	79,457	10.7%	67,464	10.2%
Recycling	42,820	5.8%	42,191	6.4%
Total revenues	$743,290	100.0%	$660,660	100.0%

Components of revenue growth for the three months ended December 31, 2019 compared to the three months ended December 31, 2018 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$3,964	4.8%	3.0%	2.3%
Disposal	2,568	5.7%	2.0%	1.4%
Processing	(59)	(4.4)%	—%	—%
Solid Waste Price	6,473		5.0%	3.7%
Collection (i)	(823)		(0.6)%	(0.5)%
Disposal	(100)		(0.1)%	(0.1)%
Processing	(259)		(0.2)%	(0.1)%
Solid Waste Volume	(1,182)		(0.9)%	(0.7)%
Fuel surcharge and other fees	1,801		1.3%	1.0%
Commodity price and volume	(273)		(0.2)%	(0.2)%
Acquisitions, net divestitures	12,856		9.9%	7.4%
Closed operations	(1,275)		(1.0)%	(0.7)%
Total Solid Waste	18,400		14.1%	10.5%
Organics	(257)			(0.1)%
Customer Solutions (i)	1,493			0.8%
Recycling Operations:			% of Recycling Operations
Commodity price	(2,669)		(23.1)%	(1.5)%
Processing price	2,196		19.0%	1.3%
Volume	(268)		(2.3)%	(0.2)%
Total Recycling	(741)		(6.4)%	(0.4)%
Total Company	$18,895			10.8%
(i)Adjusted for $755 of inter-company movements between solid waste collection volume and Customer Solutions associated with the acquisition of a business.

Solid waste internalization rates by region for the three and twelve months ended December 31, 2019 and 2018 are as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Eastern region	49.4%	47.8%	49.7%	50.8%
Western region	57.6%	58.9%	60.2%	69.2%
Solid waste internalization	53.7%	53.2%	54.9%	59.2%

Components of capital expenditures (i) for the three and twelve months ended December 31, 2019 and 2018 are as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Growth Capital Expenditures	$740	$2,381	$1,582	$4,260
Non-Recurring Capital Expenditures	5,870	824	17,782	4,402
Waste USA Landfill Phase VI Capital Expenditures	2,303	—	4,873	—
Replacement Capital Expenditures:
Landfill development	5,637	6,369	26,915	27,709
Vehicles, machinery, equipment and containers	8,867	8,450	42,828	30,287
Facilities	2,946	2,777	7,001	4,985
Other	804	590	2,184	1,589
Replacement Capital Expenditures	18,254	18,186	78,928	64,570
Capital Expenditures	$27,167	$21,391	$103,165	$73,232

(i)The Company's capital expenditures are broadly defined as pertaining to either growth, replacement or non-recurring activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of organic business growth as well as expenditures associated with adding infrastructure to increase throughput at transfer stations and recycling facilities. Replacement capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence. Non-recurring capital expenditures are defined as costs of equipment added directly as a result of new business growth related to an acquisition or assumption of significant new customers from a distressed or defunct market participant. Waste USA landfill phase VI capital expenditures are defined as costs related to phase VI cell permitting, engineering and construction.